UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2017 (March 27, 2017)

CANADIAN CANNABIS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54915	45-3327444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Road West, Suite 205 Oakville, Ontario, Canada	L6L 1H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 790-3324

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Agreement.

Canadian Cannabis Corp. (the “Company”) recently entered into a Settlement Agreement (the “Settlement Agreement” with Avonlea-Drewry Holdings Inc. (“ADH”) and Avonlea Ventures Inc. (“AV”; together with ADH, the “Avonlea Group”).  The following entities were also party to the Settlement Agreement: Canada Cannabis Corp. (“CCCSub”), a wholly-owned subsidiary of the Company, The Clinic Network (“TCN”), a wholly-owned subsidiary of CCCSub, and 2264793 Ontario Inc. (“2264793”; together with the Company, CCCSub and TCN, the “CCC Group”), a corporation affiliated with the Company and consolidated as a VIE (see Note 2, Variable Interest Entities, to the Financial Statements of the Company’s annual report on Form 10-K for fiscal year ending December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2015) owned by several of our directors, officers, and shareholders (Benjamin Ward, John Esteireiro, Silvio Serrano, and Scott Keevil).  In connection with the Settlement Agreement, an Escrow Agreement (the “Escrow Agreement”) was also executed by and among the CCC Group, the Avonlea Group, and Norton Rose Fullbright Canada LLP (the “Escrow Agent”).  Additionally, TCN entered into a Grid Promissory Note (the “Note”) and Security Agreement (the “Security Agreement”) with ADH in connection with and as a condition of the Settlement Agreement.  Each of the Settlement Agreement, Escrow Agreement, Note, and Security Agreement were dated and effective as of March 27, 2017.

The Settlement Agreement and Escrow Agreement

As of the date of the Settlement Agreement, the Company, CCCSub and 2264793 are in breach of several agreements with the ADH Group and indebted to the ADH Group pursuant to those several separate agreements amongst the various parties in the aggregate amount of approximately CAD $3,635,835 (approximately USD $2,730,816 as of April 11, 2017) (the “Debt”).  The Debt is cross guaranteed and secured by all the current and after-acquired assets of the Company, CCCSub and 2264793. Following a demand for payment and threat to foreclose on the Debt made by the ADH Group, the parties negotiated and entered into the Settlement Agreement to resolve the breaches and work out the Debt.

Pursuant to the Settlement Agreement, the CCC Group is required to:

•      assign certain assets of TCN, including intellectual property and service contracts to ADH (the “Assignment”);

•      enter into restrictive covenant agreements (the “Restrictive Covenants”) that will prohibit the CCC Group from competing with the business that was the subject of the Assignment;

•      make certain payments to or on behalf of the ADH Group (as further detailed below);

•      close a private placement financing into a Canadian company pursuant to that certain letter agreement (the “PubCo Agreement”) dated December 16, 2016, among J. Proust & Associates Inc., Michael Steele, ADH, TCN, CCCSub, and the Company, or another similar financing, listing transaction or milestone satisfactory to ADH in its sole discretion (the “PubCo Arrangement”); and

•      take steps to bring the Company current in its public information by filing the required current and periodic reports with the SEC or file a registration statement with the SEC registering certain shares of the Company’s common stock held by certain ADH Group parties (the “SEC Reporting Obligation”).

In consideration of the CCC Group obligations under the Settlement Agreement, the ADH Group is required to:

•      execute a termination and release agreement (the “Termination and Release”), terminating the various agreements amongst the various ADH Group parties and CCC Group parties, acknowledging that the Debt is satisfied in full, and releasing the CCC Group parties from their obligations under the various agreements and any related claims the ADH Group may have against any of the CCC Group; and

•      at ADH’s option, pay to CCCSub a total of CAD $1,500,000 (approximately USD $1,123,968 as of April 11, 2017) (the “Additional Payment”)

The Settlement Agreement is to be closed in a two-step escrow pursuant to the terms thereof and the terms of the Escrow Agreement.  One closing (the “TCN Closing”) will occur upon the Escrow Agent’s receipt of the following:

•      the duly executed Assignment;

•      the duly executed Termination and Release;

•      the duly executed and filed minutes of settlement of the dispute between Darryl W. Tempest and 2435869 Ontario Inc. (collectively, “Plaintiffs”) and TCN, the Company, CCCSub, 1749945 Ontario Inc. c.o.b Healthnet Enterprises, Benjamin Ward, Douglas Scott Keevil, Lee Simpson, John Esterireiro, Silvio Serrano, Peter Strang, Richard Wachsberg and Kim Wei (the “Minutes of Settlement”);

•      the duly executed Restrictive Covenants;

•      the duly executed Escrow Agreement;

•      legal opinions of legal counsel to CCCSub and TCN regarding authorization and other matters relevant to the transactions contemplated by the Settlement Agreement;

•      payment directions from each of ADH and CCCSub; and

•      the Additional Payment.

At the TCN Closing, the Escrow Agent will deliver to ADH the following:

•      the duly executed Assignment;

•      the duly executed and filed minutes of settlement of the dispute between Darryl W. Tempest and 2435869 Ontario Inc. (collectively, “Plaintiffs”) and TCN, the Company, CCCSub, 1749945 Ontario Inc. c.o.b Healthnet Enterprises, Benjamin Ward, Douglas Scott Keevil, Lee Simpson, John Esterireiro, Silvio Serrano, Peter Strang, Richard Wachsberg and Kim Wei (the “Minutes of Settlement”);

•      the duly executed Restrictive Covenants;

•      legal opinions of legal counsel to CCCSub and TCN regarding authorization and other matters relevant to the transactions contemplated by the Settlement Agreement; and

•      payment directions from each of ADH and CCCSub.

Additionally, at the TCN Closing, the Escrow Agent is required disburse the Additional Payment as follows pursuant to the Settlement Agreement and Escrow Agreement:

•      CAD $500,000 (approximately USD $374,705 as of April 11, 2017) to ADH;

•      CAD $60,000 (approximately USD $45,017 as of April 11, 2017) to the Escrow Agent in partial satisfaction of legal fees and disbursements owed in connection with the several separate agreements amongst the various parties that are the subject of the Settlement Agreement;

•      CAD $39,000 (approximately USD $29,251 as of April 11, 2017) to the Escrow Agent in satisfaction of legal fees owed in connection with legal services provided to the CCC Group;

•      CAD $119,381.43 (approximately USD $89,532 as of April 11, 2017) to the Plaintiffs as a settlement payment pursuant to the Minutes of Settlement;

•      CAD $150,000 (approximately USD $112,469 as of April 11, 2017) to be set aside in a secondary escrow account for disbursement to the Company’s accountants and legal counsel for purposes of satisfying the SEC Reporting Obligation or other purposes mutually agreeable by the CCC Group and the ADH Group;

•      CAD $10,000 (approximately USD $7,499 as of April 11, 2017) to ADH in satisfaction of costs and expenses incurred by ADH in connection with seeking removal of the restricted legends from certain share certificates representing shares of the Company’s common stock held by certain ADH Group parties;

•      CAD $20,000 (approximately USD $14,995 as of April 11, 2017) to Beadle Raven LLP in partial satisfaction of legal fees and disbursements incurred in connection with prior transactions involving CCCSub and TCN;

•      an amount yet to be determined to the Escrow Agent in satisfaction of legal fees and disbursements incurred in connection with the Escrow Agent’s representation of ADH in connection with the transactions contemplated by and related to the Settlement Agreement;

•     an amount to be determined by the Escrow Agent at the time of the TCN Closing to be paid to the Escrow Agent in partial satisfaction of all amounts owed to the Escrow Agent by the CCC Group or the ADH Group as of the TCN Closing or incurred in connection with the TCN Closing; and

•      the balance of the Additional Payment, which will not exceed CAD $601,618.57 (approximately USD $451,143 as of April 11, 2017) and is expected to be much lower, to be held in escrow for the use of CCCSub to pay expenses.

Upon delivery of all documents and disbursements of funds as set forth above, the TCN Closing will have occurred.  The other closing (the “PubCo Closing”) will occur upon the Company closing the PubCo Arrangement.  At the PubCo Closing, ADH is required to instruct the Escrow Agent to release the Termination and Release from escrow to CCC, CCCSub, and TCN.  Upon delivery of the Termination and Release, the PubCo Closing will have occurred and the Termination and Release will be effective as to the termination of the various agreements amongst the various ADH Group parties and CCC Group parties, the satisfaction of the Debt in full, and the release of the CCC Group parties from their obligations under the various agreements and any related claims the ADH Group may have against any of the CCC Group.

The TCN Closing and the PubCo Closing are independent of one another and are not required to occur in any particular order.  The Settlement Agreement and the Escrow Agreement contain other terms customary to agreements of their respective nature.

The Note and Security Agreement

The Note given by TCN in favor of ADH represents a line of credit extended by ADH in the amount of up to CAD $500,000 (approximately USD $374,705 as of April 11, 2017) from which TCN may, from time to time, take advances (the advances taken, collectively, the “Principal Balance”).  As of the date hereof, the Principal Balance is CAD $50,000 (approximately USD $37,471 as of April 11, 2017).  Pursuant to the Note, interest accrues on the Principal Balance at a rate of 10% per annum.  The Note is due in full on demand, with monthly interest only payments due on the 15th of each month while the Principal Balance remains outstanding.  Pursuant to the Security Agreement, TCN has secured the amounts due under the Note by granting ADH a general security interest over all currently held of after-acquired property of TCN. The Note and the Security Agreement contain other terms customary to agreements of their respective nature.

The foregoing descriptions of the Settlement Agreement, the Escrow Agreement, the PubCo Agreement, the Note, and the Security Agreement are qualified in their entirety by reference to the Settlement Agreement, the Escrow Agreement, the PubCo Agreement, the Note, and the Security Agreement, respectively, which are filed herewith as Exhibits and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 8.01  Other Events.

On April 25, 2017, the Company published a press release announcing the execution of the Settlement Agreement and Escrow Agreement as described herein.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01  Financial Statements and Exhibits.

Exhibit No.

Description

10.1*

Settlement Agreement entered into by and among Canadian Cannabis Corp., Canada Cannabis Corp., The Clinic Network, 2264793 Ontario Inc., Avonlea-Drewry Holdings Inc., and Avonlea Ventures Inc., dated March 27, 2017.

10.2*

Escrow Agreement entered into by and among Canadian Cannabis Corp., Canada Cannabis Corp., The Clinic Network, 2264793 Ontario Inc., Avonlea-Drewry Holdings Inc., Avonlea Ventures Inc., and Norton Rose Fullbright Canada LLP, dated March 27, 2017.

10.3*

Letter Agreement entered into by and among J. Proust & Associates Inc., Michael Steele, Avonlea-Drewry Holdings Inc., The Clinic Network, Canada Cannabis Corp., and Canadian Cannabis Corp., dated December 16, 2016.

10.4*

Grid Promissory Note executed by The Clinic Network in favor of Avonlea-Drewry Holdings Inc., dated March 27, 2017.

10.5*

Security Agreement entered into by and between The Clinic Network and Avonlea-Drewry Holdings Inc., dated March 27, 2017.

99.1*

Press Release dated April 25, 2017

*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Canadian Cannabis Corp.
(Registrant)

Date: May 12, 2017	By:	/S/ Scott Keevil
Scott Keevil CEO, President, and Director